SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549




                             FORM 8-K



                          CURRENT REPORT



                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  July 19, 1996


                Northern States Power Company
      (Exact name of registrant as specified in its charter)


                          Minnesota
          (State or other jurisdiction of incorporation)


  1-3034                                    41-0448030
(Commission File Number)              (IRS Employer
                                      Identification No.)


414 Nicollet Mall, Mpls, MN                          55401
(Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code 612-330-5500




   (Former name or former address, if changed since last report)


Item 5.   Other Events

At the request of Southern Minnesota Municipal Power Agency (SMMPA), Northern States Power Company (Minnesota) intends to submit an offer to purchase the 41 percent interest of SMMPA in the Sherburne County Electric Generating Plant Unit 3 located in Becker, Minnesota. Northern States Power Company (Minnesota) owns the remaining portion of the Plant.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       Northern States Power Company
                       (a Minnesota Corporation)


                       By /s/
                          Gary R. Johnson
                          Vice President, General Counsel
                            & Corporate Secretary


July 19, 1996